SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) August 12, 2003



                                BRT REALTY TRUST
                                ----------------
               (Exact name of Registrant as specified in charter)




 Maryland                       1-7172                             13-2755856
------------------------------------------------------------------------------
 (State or other         (Commission file No.)                   (IRS Employer
  jurisdiction of                                                     I.D. No.)
   incorporation)


           60 Cutter Mill Road, Suite 303, Great Neck, New York 11021
          -------------------------------------------------------------
               (Address of principal executive offices)    (Zip code)


         Registrant's telephone number, including area code 516-466-3100
                                                            ------------

Item 9. Regulation FD Disclosure. (The information provided herein is being provided under Item 12 of Form 8-K, Results of Operations and Financial Condition).

         Attached hereto as an exhibit is a copy of a Press Release issued by the registrant on August 12, 2003. The Release which is being furnished to the Securities and Exchange Commission, discloses information regarding the registrant's results of operations for the three and nine months ended June 30, 2003 and its financial condition at June 30, 2003.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned officer thereunto duly authorized.



                                BRT REALTY TRUST



Date:     August 13, 2003        By:  /s/ Simeon Brinberg
                                 -----------------------------------
                                 Simeon Brinberg
                                 Secretary



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                                BRT REALTY TRUST
                         60 Cutter Mill Road, Suite 303
                              Great Neck, NY 11021
                            Telephone (516) 466-3100
                               Fax (516) 466-3132
                                www.BRTRealty.com


                                BRT REALTY TRUST
                         ANNOUNCES RESULTS OF OPERATIONS
               FOR THE QUARTER AND NINE MONTHS ENDED JUNE 30, 2003

Great Neck, New York, August 12, 2003 -- BRT Realty Trust (NYSE:BRT) today announced that for the three months ended June 30, 2003 it had total revenues of $3,765,000 and net income of $4,754,000, or $0.63 per share on a diluted basis. Net income for the three months ended June 30, 2003 includes a net realized gain on sale of available-for-sale securities and net gain from sale of real estate assets of $2,668,000, or $0.35 per share. This compares with total revenues, net income and net income per share on a diluted basis of $3,658,000, $2,122,000 and $0.28 per share, respectively, for the three months ended June 30, 2002. If the net gains on sale of available-for-sale securities and real estate assets in the 2003 quarter is not taken into account, revenues, net income and net income per share for the quarter ended June 30, 2003 would be $3,765,000, $2,086,000 and $.27, respectively. The weighted average number of common shares outstanding on a diluted basis was 7,599,922 and 7,530,756 for the three months ended June 30, 2003 and 2002, respectively.

BRT also announced that for the nine months ended June 30, 2003 it had total revenues of $11,409,000 and net income of $9,795,000, or $1.29 per share on a diluted basis. Net income for the nine months ended June 30, 2003 includes a net realized gain on sale of available-for-sale securities and net gain on sale of real estate assets of $3,009,000, or $0.40 per share. For the nine months ended June 30, 2002, BRT reported total revenues of $12,282,000 and net income of $8,921,000, or $1.19 per share on a diluted basis. The nine months ended June 30, 2002 includes $500,000 of revenues, or $.07 per share, from the reversal of a previously provided provision and a net gain on sale of real estate assets of $607,000, or $.08 per share. If the gains from sale of securities and real estate assets in the 2003 nine month period and the reversal of the previously provided provision and the net gain on sale of real estate assets in the 2002 nine month period are not taken into account revenues, net income and net income per share for the nine months ended June 30, 2003 would be $11,409,000, $6,786,000 and $0.90, respectively, and for the nine months ended June 30, 2002 $11,782,000, $7,814,000, and $1.04, respectively. The weighted average number of common shares outstanding on a diluted basis was 7,569,255 and 7,497,900 for the nine months ended June 30, 2003 and June 30, 2002, respectively.

Commenting on the results of operations, Jeffrey Gould, President and Chief Executive Officer of BRT noted that interest and fees on real estate loans increased by $137,000, or 5.8%, quarter versus quarter. He also noted that an increase in the average balance of loans outstanding quarter versus quarter more than offset a slight decrease in the average interest rate earned on the loan portfolio.

Commenting further, Mr. Gould noted that for the nine months ended June 30, 2003, interest and fees on loans decreased by $378,000, or 4.7%, primarily because of $1,182,000 of additional interest income generated from participating loans in the nine months ending June 30, 2002. Mr. Gould noted that additional interest on participating loans is "non recurring" in nature. The 2003 nine month period benefited from interest of $105,000 upon the payoff in full of a non-earning loan, an increase in the average balance of loans outstanding and increased fee income.

Referring to expenses, Mr. Gould pointed out that total expenses were up 4.6% and 3.7% in the three and nine months ended June 30, 2003 as compared to the comparable periods in the prior fiscal year. Interest expense increased $32,000, or 80% quarter versus quarter and $123,000, or 148%, nine months versus nine months due to an increase in outstanding borrowings. BRT also incurred increased general and administrative expenses in the June 30, 2003 quarter ($99,000 or 13.8%) and in the June 30, 2003 nine month period ($48,000 or 2.2%), as a result of increases in a number of categories, such as payroll, travel and public company expenses, offset in part by decreases in other general and administrative expense items. There were increases and decreases in various other expense items, none of which, individually, is significant.
BRT Realty Trust is a mortgage-oriented real estate investment trust.

Certain information contained herein is forward looking within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. BRT intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. The forward looking statements should not be relied upon since they involve known and unknown risks, uncertainties and other factors, which, in some cases, are beyond BRT's control and could materially affect actual results, performance or achievements.

Contact:  Simeon Brinberg - (516) 466-3100





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

                                BRT REALTY TRUST
                 CONDENSES CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)
                    (In Thousands, except for Per Share Data)


                                                                      Three Months Ended                Nine Months Ended
                                                                          June 30,                          June 30,
                                                                          --------                          -------
                                                                    2003            2002             2003              2002
                                                                    ----            ----             ----              ----


Revenues                                                           $3,765         $ 3,658           $11,409           $12,282

Expenses                                                            1,657           1,584             4,675             4,509
                                                                   ------          ------             -----             -----

Income before gain on sale of real estate
   assets and available-for-sale securities                         2,108           2,074             6,734             7,773

Equity in earnings of unconsolidated entities                          (7)             58                87               571
Net gain on sale of real estates assets                               200               0               395               607
Net realized gain on sale of available-for
     -sale securities                                               2,468               -             2,614                 -
                                                                  -------         -------           -------           -------

Income before minority interest                                     4,769           2,132             9,830             8,951

Minority interest                                                     (15)            (10)              (35)              (30)
                                                                  -------         -------           -------           -------

Net income                                                        $ 4,754         $ 2,122           $ 9,795           $ 8,921
                                                                  =======         =======           =======           =======

Income per share of beneficial interest:

Basic earnings per share                                          $   .64         $   .29           $  1.32           $  1.21
                                                                  =======         =======           =======           =======

Diluted earnings per share                                        $   .63         $   .28           $  1.29           $  1.19
                                                                  =======         =======           =======           =======

Cash distributions per common share                               $   .34         $   .26           $   .94           $   .76
                                                                  =======         =======           =======           =======


Weighted average number of common shares outstanding:

Basic                                                           7,469,257       7,383,282         7,445,382         7,368,063
                                                                =========       =========         =========         =========
Diluted                                                         7,599,922       7,530,756         7,569,255         7,497,900
                                                                =========       =========         =========         =========


